[GRAPHIC OMITED]

                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 22, 2006

                                 Date of Report
                        (Date of earliest event reported)

                       NEW BRUNSWICK SCIENTIFIC CO., INC.

               (Exact Name of Registrant as Specified in Charter)

       New Jersey                         0-6994                22-1630072
-------------------------------   ------------------------   -------------------
(State or Other Jurisdiction of   (Commission File Number)   (IRS Employer
Incorporation)                                               Identification No.)


44 TALMADGE ROAD, EDISON, NJ                                    08818-4005
(Address of Principal Executive Offices)                        (ZIP Code)


       Registrant's telephone number, including area code:  (732) 287-1200

          (Former Name or Former Address, if Changed Since Last Report)


--------------------------------------------------------------------------------


         800.631.5417 - 732.287.1200 - fax: 732.287.4222 - www.nbsc.com
                                                           ------------
                           - e-mail: bioinfo@nbsc.com

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION


[GRAPHIC OMITED]

          NEW  BRUNSWICK  SCIENTIFIC  CO.,  INC.
          P.O.  Box  4005  -  44  Talmadge  Road  - Edison, NJ 08818-4005 U.S.A.


INVESTOR CONTACTS:

Thomas Bocchino                        Matthew J. Dennis, CFA
Vice President, Finance and Treasurer  NBS Investor Relations
New Brunswick Scientific Co., Inc.     Clear Perspective Group, LLC
732.650.2500                           440.353.0552
tbocchino@nbsc.com                     mdennis@cpg-llc.com
------------------


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


NEW BRUNSWICK SCIENTIFIC CO., INC., REPORTS INCREASES IN 2005 FOURTH-QUARTER AND
                       FULL-YEAR EARNINGS ON RECORD SALES


EDISON, NEW JERSEY, MARCH 20, 2006-New Brunswick Scientific Co., Inc. (NBS) (NASDAQ: NBSC), today announced record net sales and higher net income for the fourth quarter and the year ended December 31, 2005, versus the respective periods of 2004.

Net sales for fourth-quarter 2005 rose 16.0% to a new quarterly high of $20.2 million from $17.4 million for the comparable 2004 period. The impact of the stronger dollar had a negative impact on the quarter's sales of approximately $0.6 million. Fourth-quarter net income rose 26.3% to $1,250,000, or $0.14 per diluted share, from $990,000, or $0.11 per diluted share, for the same period one year ago.

For the year ended December 31, 2005, net sales advanced 8.8% to $67.6 million, exceeding the previous record of $62.1 million reported for the year ended December 31, 2004. Full-year net income of $2,494,000, or $0.28 per diluted share, was up 29.2% from 2004's net income of $1,931,000, or $0.22 per diluted share. Results in 2004 were inclusive of a $346,000 pretax severance payment.

Gross margins for the years ended December 31, 2005 and 2004 were a flat 40%. The Company's U.S. operation gross margins declined slightly due to the higher level of export sales through dealer organizations which carry lower margins than direct sales and competitive discounting. Offsetting this decline were (i) higher margins realized by the Company's European sales subsidiaries, (ii) greater absorption of overhead due to the increase in volume, and (iii) lower provisions for excess and obsolete inventory in 2005 as a result of improved inventory management.

Selling, general and administrative expenses declined as a percentage of net sales to 27.0% in 2005, compared with 28.2% of net sales in 2004. Supporting the Company's ongoing new-


         800.631.5417 - 732.287.1200 - fax: 732.287.4222 - www.nbsc.com
                                                           ------------
                           - e-mail: bioinfo@nbsc.com
product development program, research, development and engineering expenses surpassed $4.6 million in 2005, reflecting a 25.3% increase compared with last year's $3.7 million.

Co-founder and Chairman David Freedman said: "NBS' aggressive development initiatives resulted in several new products that helped propel sales to record levels during the year. Demand remained especially strong for the Company's fermentation equipment, ultra-low temperature freezers and carbon dioxide incubators, which contributed to international sales growth of 16% compared with 2004. Supported by our increased profitability in 2005, we anticipate additional product launches during the current year.

"Looking ahead, we are encouraged by strong order activity. Orders increased by 14% in 2005 versus the prior year. Entering 2006, our order backlog was more than 28% higher than at the beginning of 2005," concluded Freedman.

To be added to New Brunswick Scientific's e-mail distribution list, please click on the link below:

HTTP://WWW.CLEARPERSPECTIVEGROUP.COM/CLEARSITE/NBSC/EMAILOPTIN.HTML
-------------------------------------------------------------------


ABOUT NEW BRUNSWICK SCIENTIFIC
New Brunswick Scientific Co., Inc., is a leading global provider of a comprehensive line of research equipment and scientific instrumentation for use in the life science industry. The Company's products are used in the creation, maintenance and control of physical and biochemical environments required for the growth, detection and storage of microorganisms for medical, biological and chemical applications, as well as environmental research and commercial product development. NBS is a forerunner in the research and development of pioneering equipment to meet the challenges of new areas of advancement in life science. Established in 1946, New Brunswick Scientific is headquartered in Edison, New Jersey, with sales and distribution facilities strategically located in the United States, Europe and Asia. For more information, please visit www.nbsc.com.
                                                                   ------------


This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Company. The forward-looking statements involve a number of risks and uncertainties, including but not limited to, changes in economic conditions, demand for the Company's products, pricing pressures, intense competition in the industries in which the Company operates, the need for the Company to keep pace with technological developments and respond in a timely manner to changes in customer needs, the Company's dependence on third-party suppliers, the effect on foreign sales of currency fluctuations, acceptance of new products, the labor relations of the Company and its customers and other factors identified in the Company's Securities and Exchange Commission filings. Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors. The Company undertakes no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.


                            -FINANCIAL TABLES FOLLOW-

                                      # # #


         800.631.5417 - 732.287.1200 - fax: 732.287.4222 - www.nbsc.com
                                                           ------------
                           - e-mail: bioinfo@nbsc.com

                           NEW BRUNSWICK SCIENTIFIC CO., INC., AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands, except per-share amounts)
                                               (Unaudited)

                                               THREE MONTHS ENDED                  YEAR ENDED
                                        Dec. 31, 2005    Dec. 31, 2004    Dec. 31, 2005    Dec. 31, 2004
                                       ===============  ===============  ===============  ===============
Net sales                              $       20,191   $       17,405   $       67,616   $       62,124
Operating costs and expenses:
  Cost of sales                                12,148           10,495           40,573           37,292
  Selling, general and administrative
    expenses                                    4,841            4,250           18,243           17,493
  Research, development and
    engineering expenses                        1,074              909            4,620            3,687
                                       ---------------  ---------------  ---------------  ---------------

Total operating costs and expenses             18,063           15,654           63,436           58,472
                                       ---------------  ---------------  ---------------  ---------------

Income from operations                          2,128            1,751            4,180            3,652
Other income (expense):
  Interest income                                  92               28              272               85
  Interest expense                                (92)             (66)            (359)            (394)
  Other, net                                       36               (6)              91              (76)
                                       ---------------  ---------------  ---------------  ---------------
                                                   36              (44)               4             (385)
                                       ---------------  ---------------  ---------------  ---------------

Income before income tax expense                2,164            1,707            4,184            3,267
Income tax expense                                914              717            1,690            1,336
                                       ---------------  ---------------  ---------------  ---------------
Net income                             $        1,250   $          990   $        2,494   $        1,931
                                       ===============  ===============  ===============  ===============
Basic income per share                 $         0.14   $         0.11   $         0.28   $         0.22
                                       ===============  ===============  ===============  ===============
Diluted income per share               $         0.14   $         0.11   $         0.28   $         0.22
                                       ===============  ===============  ===============  ===============

Basic weighted average number of
    shares outstanding                          9,004            8,833            8,959            8,741
                                       ===============  ===============  ===============  ===============
Diluted weighted average number of
    shares outstanding                          9,083            8,906            9,022            8,835
                                       ===============  ===============  ===============  ===============


                     SELECTED CONSOLIDATED BALANCE SHEET ITEMS
                               (Dollars in thousands)
                                    (Unaudited)

                                             DECEMBER 31, 2005   DECEMBER 31, 2004
                                             ------------------  ------------------
Cash and cash equivalents                    $           11,351  $           10,846
Accounts receivable, net                                 11,989              11,332
Inventories                                              13,155              12,139
Property, plant and equipment, net                        6,595               6,495
Total assets                                             54,966              53,795
Accounts payable and accrued expenses                    10,782               7,592
Long-term debt, net of current installments               1,389               6,022
Shareholders' equity                                     36,718              35,955
Working capital                                          22,870              27,198
Current ratio                                          2.5 to 1            3.9 to 1


         800.631.5417 - 732.287.1200 - fax: 732.287.4222 - www.nbsc.com
                                                           ------------
                           - e-mail: bioinfo@nbsc.com

ITEM 8.01  OTHER EVENTS

Bonuses for the year ended December 31, 2005, have been awarded by the board of directors of New Brunswick Scientific Co., Inc. to the following executive offices of the Company:

David Freedman           $86,600
James T. Orcutt          $66,750
Samuel Eichenbaum        $55,400
Lee Eppstein             $41,250


         800.631.5417 - 732.287.1200 - fax: 732.287.4222 - www.nbsc.com
                                                           ------------
                           - e-mail: bioinfo@nbsc.com